EXHIBIT 99.2

TPT Global Tech Set to Now Access $3,000,000 USD Standby Equity Commitment

The company's Post Effective Amendment Form S-1 goes Effective with the SEC

TPT Global Tech, Inc. (OTC PINK:TPTW) (www.tptglobaltech.com, the "Company"), a leading innovator in the telecommunications and technology industries, is pleased to announce the effectiveness of its Post Effectibe Amendment Form S-1 related to a $3,000,000 Standby Equity Commitment Agreement with MACRAB, LLC (the "Standby Equity Commitment Agreement") with the SEC. This agreement, along with the related Registration Rights Agreement, grants the Company access to weekly financing tranches. More details on the Standby Equity Commitment Agreement are available in the Company's SEC filings.

This financing arrangement, extending for up to 24 months, provides TPT Global Tech with capital to support its growth initiatives and the launch of the innovative VuMe Super App. The VuMe Super App aims to integrate digital services such as social media, multimedia streaming, and mobile payment options into a single, seamless user experience. Additionally, it is expected to help reduce the Company's debt burden.

Stephen Thomas, CEO of TPT Global Tech, commented, "We believe this Standby Equity Commitment Agreement reflects our partners' confidence in TPT Global Tech's vision and strategic direction. With access to weekly financing tranches, we have the financial flexibility to accelerate the development and launch of our VuMe Super App, a platform we believe will redefine user engagement across multiple digital services.

The Standby Equity Commitment Agreement helps TPT Global Tech manage its cash flows while pursuing its strategic objectives. This financing underscores TPT Global Tech's dedication to innovation and excellence in the telecommunications and technology sectors.

About TPT Global Tech

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VuMe Live technology platform.

As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about TPT Global Tech and its subsidiaries, please visit www.tptgloabltech.com.

For media or Investment inquiries, please contact: Rick@tptglobaltech.com

SOURCE: TPT Global Tech, Inc.